Exhibit 10.1

AMENDMENT NO. 1 TO

BUSINESS COMBINATION AGREEMENT

AMENDMENT NO.1 TO BUSINESS COMBINATION AGREEMENT, dated as of September 1, 2022 (this “Amendment”), by and among Tuscan Holdings Corp. II, a Delaware corporation (“SPAC”), Surf Air Global Limited, a BVI business company formed under the laws of the British Virgin Islands (the “Company”), Surf Air Mobility Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Parentco”), THCA Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parentco (“Merger Sub I”), and SAGL Merger Sub Limited, a BVI business company formed under the laws of the British Virgin Islands and wholly-owned subsidiary of Parentco (“Merger Sub II” and together with the Company, Parentco and Merger Sub I, the “Surf Entities”).

WHEREAS, the SPAC and the Surf Entities are parties to that certain Business Combination Agreement, dated as of May 17, 2022 (as amended or supplemented from time to time, the “BCA”; capitalized terms used but not defined herein have the meanings ascribed to them in the BCA), pursuant to which (i) on the Closing Date, upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the DGCL, Merger Sub I will merge with and into SPAC (the “First Merger”), with SPAC surviving the First Merger as a wholly-owned Subsidiary of Parentco, and (ii) on the Closing Date, simultaneously with the First Merger, upon the terms and subject to the conditions of this Agreement and in accordance with Section 170 of the Companies Act, Merger Sub II will merge with and into the Company (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger as a wholly-owned Subsidiary of Parentco; and

WHEREAS, pursuant to Section 8.04 of the BCA, the BCA may be amended in writing by Tuscan and the Surf Entities, and the parties desire to amend the BCA and agree as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments.

1.1. Section 8.01 of the BCA is hereby amended by deleting paragraph (i) thereof in its entirety and replacing it with:

“(i) by SPAC if the Business Condition has not been satisfied prior to the earlier of the Closing Date and the Outside Date; provided, however, that SPAC shall not be permitted to terminate this Agreement pursuant to this Section 8.01(i) unless the notice of termination pursuant to this Section 8.01(i) is delivered by SPAC to the Company within ten (10) Business Days following the earlier of the Closing Date and the Outside Date if the Business Condition is not satisfied prior to such date; or”

1.2. Section 8.03 of the BCA is hereby amended by replacing the reference to “$650,000” in paragraph (c) with “$400,000”.

2. Consent to Indebtedness. For the purposes of Section 5.01 of the BCA, the Company hereby consents to the incurrence by the SPAC of up to $250,000 of indebtedness from the Surf Entities.

3. No Other Modifications. Except as expressly set forth herein, the BCA shall remain unchanged and in full force and effect. This Amendment and the BCA shall be read together as one agreement, and all references to “this Agreement” in the Merger Agreement shall be deemed to refer to the BCA as modified and amended by this Amendment (other than references to the “date of this Agreement” or similar references which shall continue to refer to May 17, 2022).

4. Representations and Warranties. Each of the parties hereby represents and warrants to the other parties that (a) such party has all necessary power and authority to execute and deliver this Amendment, (b) the execution and delivery of this Amendment have been duly authorized and approved, (c) no other entity or governing body action on the part of such party is necessary to authorize the execution and delivery by such party of this Amendment; and (d) this Amendment has been duly executed and delivered by such party and, assuming due authorization, execution and delivery of this Amendment by the other parties hereto, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

5. Counterparts; Electronic Delivery. This Amendment and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

6. Miscellaneous. Article IX of the BCA is hereby incorporated into this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TUSCAN HOLDINGS CORP. II

By:	/s/ Stephen Vogel
Name:	Stephen Vogel
Title:	Chief Executive Officer

SURF AIR GLOBAL LIMITED

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	Chief Executive Officer

SURF AIR MOBILITY INC.

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	President, Chief Financial Officer, Treasurer and Secretary

THCA MERGER SUB INC.

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	President, Chief Financial Officer, Treasurer and Secretary

SAGL MERGER SUB LIMITED

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	Director

[Signature Page to Amendment No. 1 to BCA]

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